EXHIBIT 10.132
AMENDMENT NO. 1
TO THE
NACCO MATERIALS HANDLING GROUP, INC.
LONG-TERM INCENTIVE COMPENSATION PLAN
(AS AMENDED AND RESTATED AS OF JANUARY 1, 2006)
     NACCO Materials Handling Group, Inc. (the “Company”), hereby adopts this Amendment No. 1 to the NACCO Materials Handling Group, Inc. Long-Term Incentive Compensation Plan (As Amended and Restated as of January 1, 2006) (the “Plan”), effective as of the dates indicated herein. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.
Section 1
     Effective as of January 1, 2005, Section 9(c) of the Plan is hereby amended in its entirety to read as follows:
“(c) Deferral Option. A Participant who is a citizen or resident of the United States may make an irrevocable election to defer receipt of 100% of an Award granted to him for a particular Award Term. A separate deferral election may be made with respect to each Award granted under the Plan. Such a deferral election must be made, in writing, on a form approved by the Committee and (i) will not be valid unless the election is made at least 12 months prior to the Maturity Date of the Award and (ii) will not be given effect until at least 12 months after the date on which such election is made. If a valid and timely deferral election is made with respect to an Award, the payment of such Award will automatically be deferred until the 10th anniversary of the Grant Date of such Award. Awards that are deferred until the 10th anniversary of the Grant Date for Participants who are employed on such date shall be paid as soon as practicable thereafter in the form of a single, lump-sum payment and shall be based on the Book Value as of the Quarter Date coincident with or immediately preceding such date. Notwithstanding the foregoing, a Participant who has made a valid deferral election under this Subsection (c) and who dies or incurs a Termination of Employment due to Disability prior to the 10th anniversary of the Grant Date shall receive payment for all such deferred Awards as soon as practicable following the date of such death or Termination of Employment due to Disability, based on the Book Value as of the Quarter Date coincident with or immediately preceding such date. The following rules shall apply to a Participant who has made a valid deferral election under this Subsection (c) and who incurs a Termination of Employment for reasons other than death or Disability (including Retirement) prior to the 10th anniversary of the Grant Date. Such a Participant may not receive payment for such deferred Awards until the 10th anniversary of the Grant Date. The value of the Awards shall be equal to the sum of (1) the Book Value as of the Quarter Date coincident with or immediately preceding the date of Termination of Employment, plus (2) interest on such amount, credited at the end of each calendar month, equal to the “10-Year U.S. Treasury Yield” rate plus 2%. For purposes hereof, the 10-Year U.S. Treasury Yield shall be the 10 year yield on U.S. Treasury issues as listed in the Bond Market Data Bank for the last day of the preceding calendar quarter as printed in the Wall Street Journal (or as published on the Website for the Wall Street

Journal). In the event that a yield is not listed for a maturity exactly 10 years from the calendar quarter end, the next preceding chronological treasury bond issue yield shall be used.”
Section 2
     Effective as of January 1, 2005, Section 9(d) of the Plan is hereby deleted in its entirety.
Section 3
     Effective as of January 1, 2005, Section 11(h) of the Plan is hereby amended by adding the following new clause (v) to the end thereof, to read as follows:
“(v) Key Employees. Notwithstanding any provision of the Plan to the contrary, distributions to Key Employees made on account of a Termination of Employment for reasons other than Disability may not be made before the date that is six months after such Termination of Employment (or, if earlier, the date of death). Any amount that is otherwise payable to the Key Employee during the 6-month period following his Termination of Employment shall be accumulated and paid in a lump sum make-up payment as soon as practicable following the end of such 6-month period.”
     EXECUTED this 6th day of December, 2006.

NACCO MATERIALS HANDLING GROUP, INC.
By:	/s/ Charles Bittenbender
Title: Assistant Secretary

2